Exhibit 99.1

West Texas State Bank
Financial Report
December 31, 2018

C O N T E N T S

Independent Auditor’s Report

The Board of Directors and Stockholders of
West Texas State Bank
Odessa, Texas

We have audited the accompanying financial statements of West Texas State Bank (the Company), which comprise the statement of financial condition as of December 31, 2018 and the related statement of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Weaver and Tidwell, L.L.P.
400 West Illinois Avenue, Suite 1550 | Midland, Texas 79701
Main: 432.683.5226 | Fax: 432.683.9182
CPAs AND ADVISORS | WEAVER.COM

The Board of Directors and Stockholders of
West Texas State Bank

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Texas State Bank at December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas
July 30, 2019

West Texas State Bank
Statement of Financial Condition
December 31, 2018

ASSETS

ASSETS
Cash and due from banks	$10,534,120
Interest-bearing deposits in banks	41,372,326
Federal funds sold	31,000,000

Total cash and cash equivalents	82,906,446

Certificate of deposits held in other banks	23,887,000
Loans receivable, net of allowance for loan losses of $3,849,681	210,060,017
Trading securities	-
Securities available for sale, at estimated fair value (amortized cost of $81,465,067)	79,462,822
Securities held to maturity, at amortized cost (estimated fair value of $1,088,167)	1,086,617
Restricted investments held at cost	615,858
Premises and equipment, net	4,355,539
Goodwill	370,000
Accrued interest receivable	1,062,167
Cash surrender value of life insurance	11,195,338
Other assets	2,566,195

TOTAL ASSETS	$417,567,999

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Non-interest-bearing demand deposits	$205,041,167
Interest-bearing deposits	161,762,459

Total deposits	366,803,626

Accrued interest payable and other liabilities	1,282,995

Total liabilities	368,086,621

STOCKHOLDERS’ EQUITY
Common stock - $5 par value; 200,000 shares authorized, 134,280 issued and outstanding	671,400
Additional paid in capital	15,328,600
Retained earnings	35,483,623
Accumulated other comprehensive loss	(2,002,245)

Total stockholders’ equity	49,481,378

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$417,567,999

The Notes to Financial Statements are an integral part of this statement.

West Texas State Bank
Statement of Income
Year Ended December 31, 2018

INTEREST INCOME
Loans, including fees	$13,501,704
Securities available for sale and held to maturity	1,376,329
Tax exempt securities	320,647
Due from banks	511,562
Federal funds sold	804,156
Interest on certificate of deposits held in other banks	446,726

Total interest income	16,961,124

INTEREST EXPENSE
Deposits	523,746

NET INTEREST INCOME	16,437,378
Provision for loan losses	220,000

Net interest income after provision for loan losses	16,217,378

NONINTEREST INCOME
Service charges on deposits	1,140,224
Cash surrender value of life insurance appreciation	286,447
Other income	599,909
Trading securities gains	63,065

Total noninterest income	2,089,645

NONINTEREST EXPENSES
Salaries and employee benefits	6,898,746
Occupancy expenses	1,049,150
Director’s fees	129,250
Data and check processing	1,488,170
Professional services	1,350,106
Office expense	535,851
Advertising and contributions	181,640
Training, travel and periodicals	334,622
Federal deposit insurance premium	250,864
Amortization of core deposit intangible assets	27,000
Net realized loss on sale of available for sale securities	211,642
Loss on sale of foreclosed assets	3,228
Other expenses	522,191

Total noninterest expenses	12,982,460

Income before income taxes	5,324,563

Income tax expense	19,919

NET INCOME	$5,304,644

The Notes to Financial Statements are an integral part of this statement.

West Texas State Bank
Statement of Comprehensive Income
Year Ended December 31, 2018

NET INCOME	$5,304,644

OTHER ITEMS OF COMPREHENSIVE INCOME

Change in unrealized depreciation on investment securities available for sale	(1,192,598)
Reclassification adjustment for realized losses on investment securities included in net income	211,642

Total other items of comprehensive income	(980,956)

COMPREHENSIVE INCOME BEFORE TAX	4,323,688

Income tax expense related to other items of comprehensive income	-

COMPREHENSIVE INCOME	$4,323,688

The Notes to Financial Statements are an integral part of this statement.

WEST TEXAS STATE BANK
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2018

	Common Stock		Additional Paid-In	Retained	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Earnings	Loss	Equity

BALANCE, December 31, 2017	134,280	$671,400	$15,328,600	$30,178,979	$(1,021,289)	$45,157,690

Net income	-	-	-	5,304,644	-	5,304,644

Change in net unrealized losses on available for sale securities	-	-	-	-	(980,956)	(980,956)

BALANCE, December 31, 2018	134,280	$671,400	$15,328,600	$35,483,623	$(2,002,245)	$49,481,378

The Notes to Financial Statements are an integral part of this statement.

West Texas State Bank
Statement of Cash Flows
Year Ended December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,304,644
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	347,802
Amortization of core deposit intangible assets	27,000
Provision for loan losses	220,000
Net amortization of security discounts and premiums	1,166,534
Net realized loss on sale of available for sale securities	211,642
Appreciation in cash surrender value of life insurance	(286,447)
Loss on sale of foreclosed assets	3,228
Trading securities gains	(63,065)
(Increase) decrease in assets
Accrued interest receivable	(46,020)
Other assets	(809,373)
Increase (decrease) in liabilities
Accrued interest payable and other liabilities	905,222

Net cash provided by operating activities	6,981,167

CASH FLOWS FROM INVESTING ACTIVITIES
Net change in certificate of deposits held in other banks	(6,709,000)
Activity in available for sale securities
Sales	4,739,346
Purchases	(88,120,280)
Proceeds from paydowns, calls and maturities	77,764,816
Activity in held to maturity securities
Proceeds from paydowns, calls and maturities	1,403,288
Purchases	(1,091,450)
Proceeds from the sale of trading securities	6,696,785
Loan originations and principal collections, net	(8,231,094)
Additions to premises and equipment	(364,532)
Proceeds from sales of foreclosed real estate	212,658
Net change in restricted investments held at cost	(3,200)

Net cash used in investing activities	(13,702,663)

The Notes to Financial Statements are an integral part of this statement.

West Texas State Bank
Statement of Cash Flows – Continued
Year Ended December 31, 2018

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in deposits	13,873,901

Net cash provided by financing activities	13,873,901

Net change in cash and cash equivalents	7,152,405

CASH AND CASH EQUIVALENTS, beginning of year	75,754,041

CASH AND CASH EQUIVALENTS, end of year	$82,906,446

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$467,498

Income taxes paid	$19,919

SUPPLEMENTARY DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Transfers from loans to foreclosed real estate	$-

Change in unrealized gain on securities	$(980,956)

The Notes to Financial Statements are an integral part of this statement.

West Texas State Bank
Notes to Financial Statements

Note 1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

West Texas State Bank (the Bank or the Company) is a Texas state-chartered bank which offers a full range of banking services. The Bank’s primary source of income is from providing loans to small and medium sized businesses and individuals in its market area. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (FDIC), subject to regulatory limits.

West Texas State Bank (a Texas S corporation) was incorporated in Texas on January 1, 1937.

Summary of Significant Accounting Policies

The accounting and reporting policies of West Texas State Bank conform to accounting principles generally accepted in the United States of America (GAAP) and the prevailing practices within the financial services industry. A summary of significant accounting policies is as follows.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant changes relate to valuation of goodwill and other intangibles and their respective analysis of impairment, the fair values of financial instruments, the valuation of foreclosed real estate, the valuation and potential impairment of investment securities, the determination of accrued expenses and the determination of the allowance for loan losses.

Significant Group Concentration of Credit Risk

Most of the Company’s loan and banking activity is with customers located throughout West Texas. A substantial portion of the debtors’ ability to honor their obligations is dependent upon the economy in these regions. Should significant deterioration of the climate and economic conditions occur, these factors could impact the Company’s collectability of its loans receivable and its deposit base. Note 3 discusses the types of securities in which the Company invests. Note 4 discusses the types of lending in which the Company engages. The Company’s loan portfolio has a significant concentration in Commercial and Individual Consumer Loans specifically in the Oil & Gas industry.

The majority of cash and cash equivalents of the Company are maintained with major financial institutions in the United States. Interest bearing, non-transaction account deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk.

At December 31, 2018, the Company has cash deposits in correspondent financial institutions in the amount of $75,768,943.

West Texas State Bank
Notes to Financial Statements

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and due from banks, interest bearing deposits with banks and federal funds sold with maturities fewer than 90 days. In monitoring credit risk associated with uninsured deposits, the Company periodically evaluates the stability of the correspondent financial institutions and believes it is not exposed to any significant credit risk on cash and cash equivalents. Federal regulations require the bank to set aside specified amounts of cash as reserves against transaction and time deposits, which fluctuate daily. These reserves may be held as cash on hand or on deposit with a district Federal Reserve Bank. Management believes that the bank complies with these requirements.

Certificate of Deposits Held in Other Banks

Certificates of deposits held in other banks mature within 1 year and are carried at cost with accrued but unpaid interest recorded in accrued interest in the accompanying statement of financial condition.

Fair Values of Financial Instruments

The Company has determined the fair value of certain assets and liabilities through application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic No. 820, Fair Value Measurement and Disclosures. Under ASC 820, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure the fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. FASB ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:
Inputs other than Level 1 inputs that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose nature is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

West Texas State Bank
Notes to Financial Statements

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Valuation techniques utilized to determine fair value are consistently applied. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Company uses fair value to measure certain assets and liabilities on a recurring basis and on a nonrecurring basis. See Note 12 for disclosures about fair value of financial instruments for assets and liabilities measured at fair value on a recurring and nonrecurring basis for the year ended December 31, 2018.

Investment Securities

The Company reviews its financial position, liquidity, and future plans in evaluating the criteria for classifying investment securities. The Company classifies its debt securities in accordance with FASB
ASC 320, Investments – Debt and Equity Securities.

Management determines the appropriate classification of securities at the time of purchase.

The methodology used to calculate fair value of investment securities is outlined in Note 12.

Available for Sale Securities

Available for sale securities consist of bonds, notes, debentures, and certain equity securities to be held for indefinite periods of time. They are carried at fair value, with the unrealized holding gains and losses reported as a component of stockholders’ equity in accumulated other comprehensive income, net of tax, until realized. Declines in the fair value of individual available for sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value.

The related write-downs are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Held to Maturity Securities

Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Gains and losses on the sale of held to maturity securities are determined using the specific-identification method. Interest earned on these assets is included in interest income.

West Texas State Bank
Notes to Financial Statements

Restricted Investments Held at Cost

As a member of the Federal Home Loan Bank (FHLB) and The Independent BankersBank (TIB), the Bank is required to acquire and hold shares of each. The Bank’s holding requirement varies based on the Bank’s activities, primarily the Bank’s outstanding borrowings. These stocks are carried at cost and are considered a restricted asset because they cannot be pledged as collateral or bought or sold on the open market and they also have certain redemption restrictions.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans.

Interest income is recognized based upon principal amounts outstanding. The accrual of interest on a loan is discontinued when, in the opinion of management, there is doubt about the ability of the borrower to pay interest or principal. Interest previously accrued but uncollected on such loans is reversed and charged against current income. Subsequent interest collected on such loans is credited to loan principal if, in the opinion of management, collectability of principal is doubtful; otherwise, the interest collected is recognized as income and resumption of interest accruals may occur. Loans are charged off as uncollectible when, in the opinion of management, collectability of principal is improbable. Loans are considered past due or delinquent based on the contractual terms in the loan agreement and how recently repayments have been received.

The Company discloses its loans based on portfolio segments. A portfolio segment is defined as the level at which an entity develops and documents a systematic methodology to determine the allowance for credit losses, and a class of financing receivables is defined as the level of disaggregation of portfolio segments based on the initial measurement attribute, risk characteristics and methods for assessing risk. The Company’s portfolio segments are commercial, real estate, and consumer. In addition, the allowance is presented by portfolio segment.

Allowance for Loan Losses

The allowance for credit losses, which is the allowance for loan losses, represents management’s estimate of probable losses inherent in the Company’s lending activities. The allowance for loan losses does not include amounts related to accrued interest receivable as the latter is reversed when a loan is placed on nonaccrual status.

The allowance for loan losses represents the estimated probable credit losses in funded consumer and commercial loans. Credit exposures deemed to be uncollectible are charged against these accounts. Cash recovered on previously charged off amounts is recorded as a recovery to these accounts.

West Texas State Bank
Notes to Financial Statements

The allowance consists of specific, general and unallocated components. The specific components relate to loans that are classified as either doubtful or substandard. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of the loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Management evaluates the adequacy of the allowance for loan losses based on the combined total of these three components. The Company performs periodic and systematic detailed reviews of its lending portfolios to identify credit risks and assess the overall collectability of those portfolios. The allowance on certain homogenous loan portfolios is based on aggregated portfolio segment evaluations.

Loss forecast models are utilized for these portfolios which consider a variety of factors including, but not limited to: competition; concentration and completion risk; historical loss experience; estimated defaults or foreclosures based on portfolio trends; delinquencies; bankruptcies; economic conditions; and credit scores.

The Company’s real estate and commercial portfolio segment is comprised primarily of homogenous loans secured by residential and commercial real estate. The amount of losses incurred in the homogenous loan pools is estimated based upon how many of the loans will default and the loss in the event of default. Using modeling methodologies, the Company estimates how many of the homogenous loans will default based on the individual loans’ attributes aggregated into pools of homogenous loans with similar attributes.

The attributes that are most significant to the probability of default and are used to estimate default include the loan-to-value, borrower credit score, months since origination, geography, and present collection status. The estimate is based on the Company’s historical experience with the loan portfolio. The estimate is adjusted to reflect an assessment of environmental factors that are not reflected in the historical data, such as changes in real estate values, local and national economies, underwriting standards and the regulatory environment.

The allowance on the remaining portfolio segment (consumer) is calculated using loss rates delineated by risk rating and product type. Factors considered when assessing loss rates include the value of the underlying collateral, the industry of the obligor, the obligor’s liquidity, and other financial and qualitative factors. These statistical models are updated regularly for changes in economic and business conditions. Included in the analysis of these loan portfolios are reserves which are maintained to cover uncertainties that affect the Company’s estimate of probable losses including economic uncertainty and large single defaults.

West Texas State Bank
Notes to Financial Statements

Nonperforming loans are reviewed in accordance with applicable accounting guidance on impaired loans and troubled debt restructurings (TDRs). A troubled debt restructured loan is a loan which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that the Company would not otherwise consider. The loan terms which have been modified or restructured due to a borrower’s financial difficulty, include but are not limited to a reduction in the stated interest rate; an extension of the maturity at lower interest rate; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals and rewrites. A troubled debt restructured loan would generally be considered impaired. The Company restructured loans that met the TDR definition for the year ended December 31, 2018, which is discussed in Note 4.

If necessary, a specific allowance is established for these loans if they are deemed to be impaired. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of the loan.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

The allowance for credit losses related to the loan portfolio is reported as a part of loans in the statement of financial condition. Provision for credit losses related to the loan portfolio is reported separately in the statement of income.

Nonperforming Loans, Charge-offs and Delinquencies

Nonperforming loans generally include loans that have been placed on nonaccrual status, including nonaccrual loans whose contractual terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

The entire balance of a loan is contractually delinquent if the minimum payment is not received by the specified due date on the customer’s billing statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

West Texas State Bank
Notes to Financial Statements

The outstanding balance of real estate secured loans, including all classes of financing receivables within the real estate portfolio segment, that is in excess of the estimated property value, less estimated costs to sell, is charged off no later than the end of the month in which the account becomes 180 days past due. The estimated property value, less costs to sell, is determined utilizing appraisals, sale contracts, or broker price opinions of the fair value of the collateral. The outstanding balance of loans within the remaining loan segments (agricultural and consumer) are charged off no later than the end of the month in which the account becomes 120 days past due. For secured loans, accounts are written down to the collateral value.

The fair value of the collateral is estimated by management based on current financial information, inspections, and appraisals. For unsecured loans, the outstanding balance is written off.

Loans within all portfolio segments are generally placed on nonaccrual status and classified as nonperforming at 90 days past due. Accrued interest receivable is reversed when a loan is placed on nonaccrual status.

Interest collections on non-accruing loans for which the ultimate collectability of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to interest income when received. These loans may be restored to accrual status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

Loans whose contractual terms have been modified in a TDR and are current at the time of the restructuring remain on accrual status if there is demonstrated performance prior to the restructuring and repayment in full under the restructured terms is expected. Otherwise, the loans are placed on nonaccrual status and reported as nonperforming until there is sustained repayment performance for a reasonable period, generally six months.

TDRs that are on accrual status are reported as performing TDRs through the end of the calendar year in which the restructuring occurred or the year in which the loans are returned to accrual status. In addition, if accruing TDRs bear less than a market rate of interest at the time of modification, they are reported as performing TDRs throughout the remaining lives of the loans.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.

Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of credit losses inherent in the loan portfolio and the related allowance for loan losses may change materially in the near-term.

West Texas State Bank
Notes to Financial Statements

Premises and Equipment

Land is carried at cost. All other premises and equipment is carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally by the straight-line method based on the estimated useful lives of the related property. Leasehold improvements are amortized using the straight-line method over the period of the leases or the estimated useful lives of the improvements, whichever is shorter. Maintenance and repairs which do not extend the life of the banking premises and equipment are charged to expense when incurred.

Long-lived assets, which include premises and equipment, are evaluated for impairment when events or changes in circumstances have indicated that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of the other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value and a loss recognized in income from operations in the period in which the determination is made. Management has determined there to be no impairment of long-lived assets during the year ended December 31, 2018.

Transfer of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through agreement to repurchase them before maturity.

Foreclosed Assets

Foreclosed assets consists of property acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. Such properties are carried at the lower of cost or fair value based on appraisal value, less estimated costs to sell. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Subsequent valuation adjustments are charged to expense, included in write down of foreclosed real estate on the statement of income, and the basis of the properties are reduced accordingly by a reserve account. These properties are not held for the production of income and, therefore, are not depreciated. Significant improvements to increase resale value are capitalized and added to the value of the property.

The Company held no foreclosed real estate as of December 31, 2018.

The valuation of foreclosed assets is subjective in nature and may be adjusted in the future because of changes in economic conditions. No write downs were recorded during the year ended
December 31, 2018, based on a decline in fair value of the assets. Write downs, if taken, are recorded in noninterest expense on the statement of income.

Advertising and Contributions

The Company expenses advertising and contribution costs as incurred. The Company incurred advertising and contribution expenses of $181,640 during the year ended December 31, 2018.

West Texas State Bank
Notes to Financial Statements

Goodwill

Goodwill is the price paid over the fair value of assets acquired in a business acquisition and is not amortized. Goodwill is evaluated for impairment at least annually, or more frequently in certain circumstances in accordance with FASB ASC 350, Intangibles – Goodwill and Other. Goodwill is subject to ongoing periodic impairment tests and is evaluated using a two-step impairment approach. If impaired, goodwill is recorded at fair value with a charge to earnings. Based on the Company’s annual goodwill and intangible impairment review, management did not determine goodwill or intangibles to be impaired as of December 31, 2018.

Intangible Assets

Intangible assets as of December 31, 2018 consisted of core deposit intangibles. As part of the acquisition of the Fort Stockton branch of Guaranty Bond Bank in 2011, certain core deposits were recorded as intangible assets. The core deposits are amortized over their estimated useful life of ten (10) years. The Company evaluates its intangible assets under FASB ASC 350, Intangibles – Goodwill and Other, annually in order to determine whether the assets may be impaired; and records any impairment as a charge to earnings when recorded value is less than estimated fair value. Amortization expense related to the core deposit intangibles amounted to $27,000 for the year ended December 31, 2018.

Financial Instruments with Off-Balance-Sheet Risk

In the ordinary course of business, the Company has entered into off-balance-sheet transactions consisting of commitments to extend credit and standby letters of credit. Such commitments to extend credit are recorded in the financial statements when they are funded or related fees are incurred or received.

Cash Surrender Value of Life Insurance

The Company has purchased life insurance policies on certain key executives. The Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the date of the statement of financial condition, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Income Taxes

The Company is an S Corporation, and therefore will be treated as a flow-through entity for federal income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the shareholders and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been made in the financial statements of the Company.

The Company is subject to Texas franchise tax. The state of Texas franchise tax applies to legal entities conducting business in Texas. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. As a result, the Company recorded $19,919 in state tax for the year ended December 31, 2018 in the statement of income. There are no significant deferred components related to the Texas franchise tax.

West Texas State Bank
Notes to Financial Statements

The Company has implemented the provisions of FASB ASC 740, Income Taxes, relating to accounting for uncertainties in income taxes. FASB ASC 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 requires the Company to recognize in their financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position.

FASB ASC 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining their state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits. At December 31, 2018, the Company’s tax returns open for review by taxing authorities were 2015 and thereafter for both federal and state returns.

Subsequent Events

The Company evaluates subsequent events in accordance with FASB ASC 855, Subsequent Events. In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 30, 2019, the date the financial statements were available to be issued.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The ASU, as amended, implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of the amended guidance is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Additionally, the amended guidance identifies specific steps an entity should apply in order to achieve this principle. The amended guidance requires entities to disclose both quantitative and qualitative information regarding contracts with customers. ASU 2014-09 will become effective for the Company on January 1, 2018. The majority of the Company’s revenue is composed of interest income from loans and securities which are explicitly excluded from the amended ASU; therefore the amended ASU will likely not have a material impact to the Company’s financial condition and results of operations, but it will likely result in expanded disclosures. The Company’s evaluation of the amended ASU and its impact on components of non-interest income is ongoing.

West Texas State Bank
Notes to Financial Statements

In January 2016, the FASB issued ASU 2016-01, Financial Instruments, Recognition and Measurement of Financial Assets and Liabilities. The ASU supersedes certain accounting guidance related to equity securities with readily determinable fair values and the related impairment assessment. An entity’s equity investments that are accounted for under the equity method of accounting or result in consolidation of an investee are not included within the scope of this ASU. The ASU requires public business entities to utilize the exit price notation in determining fair value for financial instruments measured at amortized cost on the balance sheet. The ASU requires additional reporting in other comprehensive income for financial liabilities measured at fair value in accordance with the fair value option. The ASU also requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balances or in the notes to the financial statements. ASU 2016-01 will become effective for the Company on January 1, 2019. The Company is currently evaluating the impact that this ASU may have on the Company’s financial condition, results of operations and disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. The ASU amends lease accounting guidance by requiring that lessees recognize the assets and liabilities arising from leases on the balance sheet. Additionally, the ASU requires entities to disclose both quantitative and qualitative information regarding their leasing activities. ASU 2016-02 will become effective for the Company on January 1, 2020. The Company is currently in the process of accumulating lease data and developing an inventory of leases. The Company expects to recognize right-of-use assets and lease liabilities for substantially all of its operating lease commitments based on the present value of unpaid lease payments as of the date of adoption. The Company is continuing to evaluate the impact this ASU may have on the Company’s financial condition, results of operations and disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU replaces the incurred loss impairment methodology in current GAAP, which requires credit losses to be recognized when it is probable that a loss has incurred, with a new impairment methodology. The new impairment methodology requires an entity to measure, at each reporting date, the expected credit losses of financial assets not measured at fair value, such as loans, HTM debt securities, and loan commitments, over their contractual lives. Under the new impairment methodology, expected credit losses will be measured at each reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Additionally, the ASU amends the current credit loss measurements for AFS debt securities. Credit losses related to AFS debt securities will be recorded through the ACL rather than as a direct write-down as per current GAAP. The ASU also requires enhanced disclosures related to credit quality and significant estimates and judgments used by management when estimating credit losses. The ASU will become effective for the Company on January 1, 2021. The Company has developed an implementation plan and is in the process of reviewing and assessing its processes and systems and identifying the necessary data to implement the ASU.

Note 2.	Restrictions on Cash and Due from Bank Accounts

The Company is required to maintain average reserve balances through available vault cash or with the Federal Reserve Bank. The average amount of this reserve balance was $9,300,250 for the year ended December 31, 2018.

West Texas State Bank
Notes to Financial Statements

Note 3.	Securities

All securities have been classified as available for sale, held to maturity or trading in the statement of financial condition according to management’s intent at December 31, 2018. All fair values as of December 31, 2018 are measured on a recurring basis and considered Level 2 fair value measurements for reporting purposes in accordance with FASB ASC 820, Fair Value Measurement and Disclosures.

The amortized cost and fair values of securities at December 31, 2018 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale
U.S. Government Bonds	$27,828,136	$6,795	$(26,962)	$27,807,969
Mortgage-backed & CMO securities	53,636,931	-	(1,982,078)	51,654,853

Total available for sale	81,465,067	6,795	(2,009,040)	79,462,822

Held to maturity
CMO securities	1,086,617	1,550	-	1,088,167

Total	$82,551,684	$8,345	$(2,009,040)	$80,550,989

Expected maturities of securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The contractual maturities of available for sale and held to maturity securities at December 31, 2018 were as follows:

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$7,931,110	$7,917,500	$-	$-
Due from one year to five years	19,897,026	19,890,469	-	-
Due from five to ten years	-	-	-	-
Due after ten years	-	-	-	-
Mortgage-backed & CMO securities	53,636,931	51,654,853	1,086,617	1,088,167

Total	$81,465,067	$79,462,822	$1,086,617	$1,088,167

West Texas State Bank
Notes to Financial Statements

The Company does not own securities that have an aggregate adjusted cost exceeding ten percent (10%) of stockholders’ equity at December 31, 2018. Securities with carrying and fair values totaling $11,206,692 were pledged to secure public deposits at December 31, 2018.

Gross Unrealized Losses and Fair Value

Securities with unrealized losses, segregated by length of unrealized loss were as follows:

	Less Than 12 Months		12 Months or Greater		Total
Category (number of securities)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

Available for sale

U.S. Government Bonds (5)	$19,841,094	$(26,962)	$-	$-	$19,841,094	$(26,962)
Mortgage-backed &CMO securities (39,9)	6,180,183	(77,441)	45,280,868	(1,904,637)	51,461,051	(1,982,078)

Total	$26,021,277	$(104,403)	$45,280,868	$(1,904,637)	$71,302,145	$(2,009,040)

As of December 31, 2018, management does not have the intent to sell any of the securities classified as available for sale in the table above and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The fair values are expected to recover as the bonds approach their maturity date or re-pricing date. Management does not believe any of the securities are impaired due to reasons of credit quality and the declines in fair value are largely due to changes in interest rates and other market conditions. Accordingly, management believes the impairments detailed in the tables above are temporary and no impairment loss has been realized in the Company’s statement of income.

Note 4.	Loans Receivable

At December 31, 2018, the components of loans receivable in the statement of financial condition were as follows:

		Percent

Real estate	$138,349,901	65%
Commercial	71,232,953	33%
Consumer and other	4,326,844	2%

Subtotal	213,909,698	100%
Less: allowance for loan losses	(3,849,681)

Net loans receivable	$210,060,017

West Texas State Bank
Notes to Financial Statements

An analysis of the loan portfolio and other assets at December 31, 2018 was as follows:

Loans that are ninety days or more past due and still accruing interest	$-
Loans whose accrual of interest had been discontinued	722,653
Interest income that would have been recorded if such loans had been on full-accrual status	18,066
Foreclosed and repossessed assets other than real estate	-
Overdraft balances classified as consumer loans	55,429

The Company’s recorded investment in impaired loans and the related valuation allowance are as follows:

December 31, 2018
Recorded Investment	Valuation Allowance

$9,488,000	$390,000

Non-accrual loans consisted of the following:

Real estate	$-
Commercial	720,749
Consumer and other	1,904

Total	$722,653

No additional funds are committed to be advanced in connection with impaired loans.

The Company’s impaired loans and related allowance as of December 31, 2018 is summarized in the following tables:

December 31, 2018	Unpaid Contractual Principal Balance	Recorded Investment With No Allowance	Recorded Investment With Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment

Real estate	$-	$-	$-	$-	$-	$-
Commercial	9,488,000	8,240,000	1,248,000	9,488,000	390,000	6,052,500
Consumer and other	-	-	-	-	-	-

Total	$9,488,000	$8,240,000	$1,248,000	$9,488,000	$390,000	$6,052,500

West Texas State Bank
Notes to Financial Statements

Interest payments received on impaired loans are recorded as interest income unless collections of the remaining recorded investment are doubtful, at which time payments received are recorded as reductions of principal. The Company recognized interest income on impaired loans in the amount of $1,738,020 during the year ended December 31, 2018 and received $810,000 of interest since impairment on a cash-basis. From a credit risk standpoint, the Company classifies its loans in one of four categories: (i) pass, (ii) special mention, (iii) substandard or (iv) doubtful. Loans classified as loss are charged-off. The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. The Company reviews the ratings on credits as part of its on-going monitoring of the credit quality of the loan portfolio. Ratings are adjusted to reflect the degree of risk and loss that is felt to be inherent in each credit as of each monthly reporting period. The methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk and loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk and loss).

Credits rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that the Company generally expects to experience significant loss within the short-term. Such credits typically maintain the ability to perform within standard credit terms and credit exposure is not as prominent as credits rated more harshly.

Credits rated substandard are those in which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or important weaknesses exist in collateral. A protracted workout on these credits is a distinct possibility. Prompt corrective action is therefore required to strengthen the Company’s position, and/or to reduce exposure and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such credits and a serious evaluation of the secondary support to the credit is performed.

Credits rated doubtful are those in which full collection of principal appears highly questionable, and which some degree of loss is anticipated, even though the ultimate amount of loss may not yet be certain and/or other factors exist which could affect collection of debt. Based upon available information, positive action by the Company is required to avert or minimize loss. Credits rated doubtful are generally also placed on nonaccrual.

At December 31, 2018, the following summarizes the Company’s internal ratings of its loans:

December 31, 2018	Pass	Special Mention	Substandard	Doubtful	Total

Real estate	$138,349,901	$-	$-	$-	$138,349,901
Commercial	61,744,953	-	9,228,000	260,000	71,232,953
Consumer and other	4,326,844	-	-	-	4,326,844

Total	$204,421,698	$-	$9,228,000	$260,000	$213,909,698

West Texas State Bank
Notes to Financial Statements

At December 31, 2018, the Company’s past due loans are as follows:

December 31, 2018	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Total Current	Total Loans	Total 90 Days Past Due Still Accruing

Real estate	$314	$-	$-	$314	$138,349,587	$138,349,901	$-
Commercial	165,449	5,100	-	170,549	71,062,404	71,232,953	-
Consumer and other	13,025	-	-	13,025	4,313,819	4,326,844	-

Total	$178,788	$5,100	$-	$183,888	$213,725,810	$213,909,698	$-

Management has evaluated the appropriateness of the allowance for loan losses by estimating the losses in various categories of the loan portfolio which are identified below:

Allowance for loan losses provided for:
Loans specifically evaluated as impaired	$390,000
Remaining portfolio	3,459,681

Total allowance for loan losses	$3,849,681

The following tables detail the allowance for loan loss at December 31, 2018 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

December 31, 2018	Real Estate	Commercial	Consumer and Other	Total

Loans individually evaluated for impairment	$-	$-	$-	$-
Loans collectively evaluated for impairment	522,871	3,010,190	316,620	3,849,681

	$522,871	$3,010,190	$316,620	$3,849,681

The level of the allowance for loan losses (the allowance) reflects management’s continuing evaluation of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions and unidentified losses inherent in the current portfolio. Portions of the allowance may be allocated for specific credits; however, the entire allowance is available for any credit that, in management’s judgment, should be charged off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance for loan losses is dependent upon a variety of factors beyond the Company’s control, including, among other things, the performance of the Company’s loan portfolio, the economy, changes in interest rates, and the regulatory environment.

West Texas State Bank
Notes to Financial Statements

An analysis of the change in the allowance for loan losses for the year ended December 31, 2018 was as follows:

Balance, January 1	$4,462,680

Loans charged off	(1,785,767)
Recoveries	952,768
Net loans charged off	(832,999)

Provision for loan losses	220,000

Balance, December 31	$3,849,681

For the year ended December 31, 2018 the changes in allowance for loan loss are presented by classification:

December 31, 2018	Real Estate	Commercial	Consumer and Other	Total

Beginning balance	$522,871	$3,617,701	$322,108	$4,462,680
Provision for loan losses	-	205,850	14,150	220,000
Recoveries	-	919,963	32,805	952,768
Charge-offs	-	(1,733,324)	(52,443)	(1,785,767)

Ending balance	$522,871	$3,010,190	$316,620	$3,849,681

The Company’s recorded investment in loans as of December 31, 2018 related to the balance in the allowance for loan losses on the basis of the Company’s impairment methodology was as follows:

December 31, 2018	Real Estate	Commercial	Consumer and Other	Total

Loans individually evaluated for impairment	$-	$9,488,000	$-	$9,488,000

Loans collectively evaluated for impairment	138,349,901	61,744,953	4,326,844	204,421,698

Total	$138,349,901	$71,232,953	$4,326,844	$213,909,698

West Texas State Bank
Notes to Financial Statements

Troubled Debt Restructuring

The Company had no loans that were modified in the year ended December 31, 2018 and considered a troubled debt restructuring.

As of December 31, 2018, the Company has no commitments to lend additional funds to loan customers whose terms have been modified in troubled debt restructurings.

Note 5.	Premises and Equipment

Components of premises and equipment included in the statement of financial condition at
December 31, 2018 were as follows:

Bank premises	$3,977,570
Furniture and fixtures	1,128,830
Autos	41,792
Software	3,170,259

Depreciable assets	8,318,451

Land	2,638,234

Total cost	10,956,685
Less: accumulated depreciation	6,601,146

Net book value	$4,355,539

Depreciation expense was $347,802 for the year ended December 31, 2018 and is included in occupancy expenses on the statement of income. Premises and equipment are depreciated on a straight-line basis over estimated useful lives of three to forty year. During the year ended December 31, 2018, the Company recognized no gain or loss on disposal of premises and equipment.

Note 6.	Goodwill and Other Intangibles

On September 30, 2011, the Company acquired all of the common stock of Guaranty Bond Bank (Ft Stockton), a Texas corporation, Guaranty Bond Bank was immediately dissolved upon the acquisition. The acquisition was made primarily to provide West Texas State Bank access to Guaranty Bond Bank’s customers and operations. The purchase was accounted for using the purchase method of accounting. As a result of the purchase, the Company recorded $370,000 of goodwill.

As a result of the purchase, a core deposit intangible of $280,000 was recorded with an expected life of approximately ten (10) years. The Company assesses the value of its core deposits by comparing the difference between the book value of deposits and the fair value as determined by fair value accounting in accordance with GAAP. Accumulated amortization on the core deposit intangibles amounted to $189,000 at December 31, 2018. Based on the Company’s annual goodwill and intangible impairment review, management did not determine goodwill or intangibles to be impaired as of December 31, 2018.

West Texas State Bank
Notes to Financial Statements

Note 7.	Deposits

A summary of interest-bearing deposits at December 31, 2018 is as follows:

Savings deposits, IRA’s and NOW accounts	$117,401,459
Time deposits less than $100,000	7,608,000
Time deposits of $100,000 or more	36,753,000

Deposits	$161,762,459

At December 31, 2018, the scheduled maturities of time deposits are as follows:

Due in	Balance of Time Deposits	Percent

One year or less	$43,094,000	97%
One through three years	1,267,000	3%
Over three years	-	0%

Total	$44,361,000	100%

Interest expense on time deposits in denominations of $250,000 or more amounted to $43,230 during the year ended December 31, 2018.

Overdraft balances reclassified to loans were $55,429 as of December 31, 2018. The Company provides for expected losses on overdrafts through a component of the allowance for loan losses.

Note 8.	Commitments and Contingencies

In the normal course of business, the Company has outstanding commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments to extend credit as it does for instruments that are included in the financial statements.

Financial instruments whose contract amounts represent off-balance-sheet credit risk at December 31, 2018 are as follows:

Contract Amount

Commitments to extend credit	$35,383,000

West Texas State Bank
Notes to Financial Statements

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies and may include accounts receivable, inventory, property and equipment, and income producing commercial properties.

Contract Amount

Standby letters of credit	$1,485,000

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third-party. In the event of nonperformance by the customers, the Company has rights to the underlying collateral, which can include commercial real estate, physical plant and property, inventory, receivables, cash and marketable securities. The credit risk to the Company in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

Legal Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s financial statements.

Note 9.	Lines of Credit

Amounts of unused lines of credit, subject to terms of the related agreements with correspondent financial institutions, available as of December 31, 2018 were $128,227,122 in each period, with no balances outstanding as of December 31, 2018. The agreements have terms expiring in 2019 and 2020.

Note 10.	401(K) Plan

Employees become eligible to participate in the West State Bank 401(k) Plan immediately upon employment, and must meet certain minimum age requirements. Employees may make salary reduction contributions, which may be matched by the Company as a percentage of the employee’s compensation. Such contributions shall not exceed the maximum deferral percentage computed in accordance with Internal Revenue Code 401(k)(3). Company matches are discretionary and are fully vested. Matching contributions made during the year ended December 31, 2018 were $196,442, and are included in salaries and employee benefits in the statement of income.

Note 11.	Related-Party Transactions

The Company has entered into transactions with its executive officers, directors, stockholders, and their affiliates (related parties). Fees paid to directors during the year ended December 31, 2018, totaled $129,250.

West Texas State Bank
Notes to Financial Statements

In the ordinary course of business, the Company has granted loans to such related parties. As of December 31, 2018, the aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests amounted to $3,044,000.

Note 12.	Fair Value Measurements

In general, fair value is based upon quoted market prices, where available. If such quoted prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. A more detailed description of the valuation methodologies used for assets and liabilities measured at fair value is set forth below. Transfers, if any, between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s quarterly or annual valuation process. The Company has no nonfinancial assets or nonfinancial liabilities measured at fair value on a recurring basis.

Investment Securities Available for Sale, held to maturity and trading – Securities classified as available for sale, held to maturity and trading are reported at fair value using Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms, among other things.

Foreclosed Real Estate – The fair values are estimated based upon recent appraisal values of the property, less estimated costs to sell the property or based upon applicable sale contract. Certain inputs in appraisals are not observable, and, therefore, foreclosed real estate is categorized as Level 3 within the fair value hierarchy. Fair values are based upon the appraisals performed by appraisers approved by the Company. The assumptions in the appraisals are unadjusted by management; however, estimated costs to sell the assets of 5% to 7% are deducted from the appraised value.

Impaired Loans – Impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 3 inputs based on internally customized discounting criteria. As of December 31, 2018, a valuation allowance of $390,000 as recorded on impaired loans; resulting in a net fair value of $9,098,000.

The tables below present the assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy within which those measurements fall.

	Total Fair Value	Level 1	Level 2	Level 3
Financial assets
Securities available for sale	$79,462,822	$-	$79,462,822	$-
Securities held to maturity	1,088,167	-	1,088,167	-

Total assets	$80,550,989	$-	$80,550,989	$-

West Texas State Bank
Notes to Financial Statements

Certain assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, evidence of impairment). Fair value is used on a nonrecurring basis to measure certain assets when applying lower of cost or market accounting or when adjusting carrying values.

There were no nonfinancial assets and liabilities measured at fair value after initial recognition on a nonrecurring basis during the year ended December 31, 2018.

FASB ASC 825, Financial Instruments, requires disclosure of the fair value of financial assets and liabilities, including those financial assets and liabilities that are not measured and reported at fair value on a recurring basis or nonrecurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The Company’s lending commitments have variable interest rates and “escape” clauses if the customer’s credit quality deteriorates. Therefore, the fair values of these instruments are not significant and are not recognized in the financial statements or the schedule below. The methodologies for other financial assets and financial liabilities are discussed below:

a)	Cash and cash equivalents and certificates of deposits held in other banks. The estimated fair value approximates carrying (book) value based on the short-term nature of the instrument.

b)	Accrued interest receivable and accrued interest payable. The estimated fair value approximates carrying value based on the short-term nature of the instrument.

c)
Restricted investments held at cost. No ready market exists for the stocks and it has no quoted market value. The carrying value of the stock is accounted for using the cost basis of accounting, which approximates fair value as that is the amount it will be repurchased by the FHLB or TIB.

d)
Loans, net of allowance for loan losses. The estimated fair value approximates carrying value for variable rate loans that re-price frequently and with no significant change in credit risk. The fair value of fixed rate loans and variable rate loans which re-price on an infrequent basis is estimated by discounting future cash flows using the current interest rates at which similar loans with similar terms would be made to borrowers of similar credit quality. An overall valuation adjustment is made for specific credit risks as well as general portfolio credit risk.

e)
Deposits. The estimated fair value approximates carrying value for demand deposits, savings and NOW deposits. The fair value of time deposits is estimated by discounting future cash flows using the interest rates currently offered for deposits of similar remaining maturities. The estimated fair value of deposits does not take into account the Company’s long-term relationships with depositors, commonly known as core deposit intangibles, which are separate intangible assets, and not considered financial instruments. Nonetheless, the Company would likely realize a core deposit premium if its portfolio were sold in the principal market for such deposits.

West Texas State Bank
Notes to Financial Statements

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2018. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a transaction between willing parties.

	Book Value	Estimated Fair Value

Financial assets:
Cash and cash equivalents	$82,906,446	$82,906,446
Certificate of deposits held in other banks	23,887,000	23,887,000
Securities available for sale	79,462,822	79,462,822
Securities held to maturity	1,086,617	1,088,167
Loans, net	210,060,017	205,935,718
Accrued interest receivable	1,062,167	1,062,167
Restricted investments held at cost	615,858	615,858

Financial liabilities:
Deposits	366,803,626	345,307,975
Accrued interest payable	80,375	80,375

Note 13.	Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The Basel III Capital Rules, a new comprehensive capital framework for U.S. banking organizations, became effective for the Company on January 1, 2015 (subject to a phase-in period for certain provisions). Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1 capital, Tier 1 capital and Total capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to adjusted quarterly average assets (as defined).

The Company’s Common Equity Tier 1 capital includes common stock and related paid-in capital, net of treasury stock, and retained earnings. In connection with the adoption of the Basel III Capital Rules, the Company elected to opt-out of the requirement to include most components of accumulated other comprehensive income in Common Equity Tier 1. Common Equity Tier 1 for the Company is reduced by, goodwill and other intangible assets, net of associated deferred tax liabilities, and subject to transition provisions.

West Texas State Bank
Notes to Financial Statements

When fully phased in on January 1, 2019, the Basel III Capital Rules will require the Company to maintain (i) a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% Common Equity Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of at least 7.0% upon full implementation), (ii) a minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the capital conservation buffer (which is added to the
6.0% Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation), (iii) a minimum ratio of Total capital (that is, Tier 1 plus Tier 2) to risk-weighted assets of at least 8.0%, plus the capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased in, effectively resulting in a minimum total capital ratio of 10.5% upon full implementation) and (iv) a minimum leverage ratio of 4.0%, calculated as the ratio of Tier 1 capital to average quarterly assets.

The implementation of the capital conservation buffer will begin on January 1, 2016 at the 0.625% level and be phased in over a four-year period (increasing by that amount on each subsequent
January 1, until it reaches 2.5% on January 1, 2019). The Basel III Capital Rules also provide for a “countercyclical capital buffer” that is applicable to only certain covered institutions and does not have any current applicability to the Company. The capital conservation buffer is designed to absorb losses during periods of economic stress and, as detailed above, effectively increases the minimum required risk-weighted capital ratios. Banking institutions with a ratio of Common Equity Tier 1 capital to risk-weighted assets below the effective minimum (4.5% plus the capital conservation buffer and, if applicable, the countercyclical capital buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

Management believes, as of December 31, 2018, that the Bank meets all capital requirements to which it is subject. The amount of dividends or distributions which the Company may pay is subject to restrictions and minimum levels of capital required by bank regulatory agencies. As of December 31, 2018, the bank is subject to a memorandum of understanding (MOU) with its regulators that restricts the payment of dividends without prior consent. Additionally, under the MOU, the Bank is required to maintain a Tier 1 leverage capital ratio of 9% and a total risk based capital ratio of 12%.

West Texas State Bank
Notes to Financial Statements

The Bank’s actual and required capital amounts and ratios are as follows at December 31, 2018:

As of December 31, 2018	Actual		Minimum Capital Required - Basel III Phase-In Schedule		Minimum Capital Required - Basel III Fully Phased-In		Required to be Considered Well Capitalized
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

Common Equity Tier 1	$51,023	18.69%	$17,400	6.38%	$19,136	7.00%	$17,741	6.50%
(to risk-weighted assets)

Total Capital
(to risk-weighted assets)	$54,440	19.95%	$21,835	8.00%	$28,704	10.50%	$27,294	10.00%

Tier I Capital
(to risk-weighted assets)	$51,023	18.69%	$16,376	6.00%	$23,237	8.50%	$21,835	8.00%

Tier I Capital
(to average assets)	$51,023	12.04%	$16,954	4.00%	$16,954	4.00%	$21,192	5.00%

At December 31, 2018, the Bank exceeded all minimum regulatory capital standards.